EXHIBIT 23.2


                           ACCOUNTANT'S ACKNOWLEDGEMENT





     We hereby acknowledge the incorporation by reference in the Current Report on Form 8-K/A (Amendment No. 1 to the Form 8-K dated May 6, 2005) filed on June 24, 2005 of Taylor Madison Corp. (File No. 001-15034) of our report dated April 25, 2005, relating to the unaudited financial statements of Telzuit Technologies, LLC for the quarter ended March 31, 2005.




Winter Park, Florida
June 24, 2005


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